Exhibit 21.1

SUBSIDIARIES

Inspired Gaming (USA) Inc.

Inspired Gaming Limited

DMWSL 632 Limited

DMWSL 631 Limited

Gaming Acquisitions Limited

Inspired Gaming Group Limited

Inspired Gaming (Holdings) Limited

Inspired Gaming (UK) Limited

Inspired Gaming (International) Limited

Virtual Racing Systems Limited

Inspired Gaming (Gibraltar) Limited

Revolution Entertainment Systems Holdings Limited

Revolution Entertainment Systems Limited

Revolution Entertainment Systems (2) Limited

MAM Services Limited

Leisure Link Electronic Entertainment Limited

Kossway Automatics Western

Ever 2532 Limited

Hargreaves Limited

Sescomatics

Inspired Technology (UK) Limited

Inn Style Leisure

115CR Limited

Inspired Gaming (Ventures) Limited

Inspired Gaming Spain S L

Inspired Gaming (Colombia) Limited

Inspired Gaming (Greece) Limited

Inspired Gaming Mexico S. de RL. de CV

Inspired Gaming (Italy) Limited

Inspired Broadcast Networks Limited

All subsidiary companies are incorporated in England and Wales with the exception of Inspired Gaming Italy (Gibraltar)., Inspired Gaming Spain S L, Inspired Gaming Mexico S. de RL. de CV and Inspired Gaming (USA) Inc. which are incorporated in Gibraltar, Spain, Mexico and Delaware respectively.